UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 19, 2006, Kosan Biosciences Incorporated (“Kosan”) entered into an Exclusive License Agreement (the “Agreement”) with Pfizer Inc (“Pfizer”) pursuant to which Kosan granted to Pfizer a worldwide exclusive license to Kosan’s motilin agonist program. The Agreement includes Kosan’s clinical candidate, KOS-2187 and related compounds. Under the terms of the Agreement, Kosan and Pfizer will collaborate on filing of regulatory documents and initiation of a Phase 1 clinical trial of KOS-2187. Pfizer will be responsible for all development, regulatory and commercial activities related to the motilin agonist program. Kosan will receive an upfront payment of $12.5 million and will be eligible to receive up to $250 million for the successful development and commercialization of KOS-2187 for one indication, as well as royalties on worldwide sales. This total value of up to $250 million includes development milestone payments of up to $72.5 million. Should Pfizer elect to develop KOS-2187 for a second indication or to develop other Kosan compounds within the licensed rights, additional development and commercial milestones may be payable to Kosan as well as royalties on worldwide sales of any licensed Kosan product.

On December 20, 2006, Kosan issued a press release announcing the entering into of the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. 2007 Salary and Bonus Information for Certain Officers

On December 18, 2006, the Compensation Committee of Kosan’s Board of Directors approved annual salaries for 2007 and cash bonus targets for 2007 for Kosan’s principal executive officer and principal financial officer. 2007 salary and cash bonus target information for Kosan’s principal executive officer and principal financial officer is set forth on Exhibit 10.45 to this Current Report on Form 8-K, which is incorporated herein by reference.

2. 2007 Executive Officer Cash Bonus Plan

On December 18, 2006, the Compensation Committee approved a 2007 Executive Officer Cash Bonus Plan (the “2007 Bonus Plan”). Pursuant to the 2007 Bonus Plan, the Compensation Committee designated for each of the Company’s executive officers a target cash bonus amount, expressed as a percentage of such named executive officer’s 2007 annual salary.

A summary of the 2007 Bonus Plan is set forth on Exhibit 10.46 to this Current Report on Form 8-K, which is incorporated herein by reference. The target cash bonus amounts for 2007 for the principal executive officer and principal financial officer are set forth on Exhibit 10.45 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.45	Compensation information for certain officers

10.46	Summary of 2007 Executive Officer Cash Bonus Plan

99.1	Press Release entitled “Kosan Announces License of Motilin Agonist Program to Pfizer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED

Dated: December 22, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn, Senior Vice President, Legal and Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
10.45	Compensation information for certain officers

10.46	Summary of 2007 Executive Officer Cash Bonus Plan

99.1	Press Release entitled “Kosan Announces License of Motilin Agonist Program to Pfizer”